UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                               FEATHERLITE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Date Filed:

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


                                FEATHERLITE, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                                  June 7, 2002


     The Annual Meeting of Shareholders of Featherlite, Inc. will be held at the Cresco Country Club, 22006 115th Street, Cresco, Iowa, on Friday, June 7, 2002, at 9:00 a.m. (Central Daylight Time), for the following purposes:

     1.   To set the number of members of the Board of Directors at seven (7).

     2.   To elect directors of the Company for the ensuing year.

     3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

     Only shareholders of record shown on the books of the Company at the close of business on April 11, 2002, will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.

     This Notice, the Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors.



                                                Gary H. Ihrke,
                                                Secretary

Dated: April 30, 2002
       Cresco, Iowa

                                FEATHERLITE, INC.


                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                             to be held June 7, 2002



                                  INTRODUCTION

     Your Proxy is solicited by the Board of Directors of Featherlite, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 7, 2002, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by telephone.

     Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.

     Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the Company's principal executive office is Highways 63 and 9, P.O. Box 320, Cresco, Iowa 52136. The Company expects that this Proxy Statement and the related Proxy and Notice of Annual Meeting will first be mailed to shareholders on or about April 30, 2002.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed April 11, 2002, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 11, 2002, 6,535,104 shares of the Company's Common Stock were issued and outstanding. Such Common Stock is the only outstanding class of stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of the Common Stock are not entitled to cumulative voting rights in the election of directors.

                             PRINCIPAL SHAREHOLDERS

     The following table provides information concerning the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of April 11, 2002:

                                  AMOUNT AND
NAME AND ADDRESS                NATURE OF SHARES             PERCENT
OF BENEFICIAL OWNER           BENEFICIALLY OWNED(1)          OF CLASS
-------------------------------------------------------------------------
Conrad D. Clement(2)              1,647,500                    23.8%
Tracy J. Clement(2)               1,027,500                    14.9%
Larry D. Clement(2)               1,000,000                    14.5%
Eric P. Clement(2)                  417,100                     6.0%

(1) Unless otherwise indicated, the person listed as the beneficial owner of the shares has sole voting and sole investment power over the shares which include currently exercisable options shown in the following table.

(2)  Address: Highways 63 and 9, P.O. Box 320, Cresco, Iowa 52136.


                            MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of April 11, 2002, by each executive officer of the Company named in the Summary Compensation Table, by each director and director nominee for reelection and by all directors and executive officers (including the named individuals) as a group:

        NAME OF DIRECTOR OR OFFICER OR           NUMBER OF SHARES         CURRENTLY        PERCENT
              IDENTITY OF GROUP                BENEFICIALLY OWNED(1)     EXERCISABLE     OF CLASS(3)
                                                                         OPTIONS(2)
----------------------------------------------------------------------------------------------------
Conrad D. Clement                                   1,647,500              47,500           23.8%
Tracy J. Clement                                    1,027,500              27,500           14.9%
Eric P. Clement                                       417,100              17,100            6.0%
Jeffery A. Mason                                      129,600             119,600            1.9%
Gary H. Ihrke                                         119,600             119,600            1.7%
Thomas J. Winkel                                       17,000(4)           15,000             *
Charles A. Elliott                                     15,000(4)            6,000             *
Kenneth D. Larson                                      37,750(4)(5)        15,000             *
Terry E. Branstad                                       9,000(4)            9,000             *
Officers and Directors as a group (10 persons)      4,420,050             376,300           64.0%

*    Less than 1%
(1)  See Note (1) to preceding table.
(2) Such shares are not currently outstanding but may be purchased upon exercise of currently exercisable options and are included in the number of shares beneficially owned.
(3) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of April 11, 2002, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.
(4) Does not include 3,000 shares subject to an option which will be granted to and become purchasable by such individual on the date of the Annual Meeting pursuant to an automatic grant under the Company's 1994 Stock Option Plan.
(5)  Includes 1,000 shares held by Mr. Larson's wife.

                              ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

GENERAL INFORMATION

     The Bylaws of the Company provide that the number of directors shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at seven. Under applicable Minnesota law, approval of the proposal to set the number of directors at seven requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

     In the election of directors, each Proxy will be voted for each of the nominees listed below unless the Proxy withholds a vote for one or more of the nominees. Each person elected as a director shall serve for a term of one year or until his successor is duly elected and qualified. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by the Board of Directors shall be voted by the proxy representatives for such substitute nominee as is selected by the Board, or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence. The election of each nominee requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

     The following table provides certain information with respect to the nominees for director.

     Name                 Age    Positions Held
     ----                 ---    --------------
     Conrad D. Clement     58    President, Chief Executive Officer and Director
     Jeffery A. Mason      61    Chief Financial Officer and Director
     Tracy J. Clement      35    Executive Vice President and Director
     Terry E. Branstad     56    Director
     Kenneth D. Larson     61    Director
     Thomas J. Winkel      59    Director
     Charles A. Elliott    69    Director

     CONRAD D. CLEMENT has been the Chairman, President and Chief Executive Officer and a director of the Company since its inception in 1988. From 1969 to 1988, Mr. Clement was the President and principal owner of several farm equipment and agricultural businesses. Mr. Clement is also the President and Chief Executive Officer and a shareholder of Featherlite Credit Corporation, an affiliate of the Company ("Featherlite Credit"). See "Certain Transactions". Mr. Clement is the brother of Larry D. Clement, a shareholder of the Company, and the father of Tracy J. Clement and Eric P. Clement.

     JEFFERY A. MASON has been the Chief Financial Officer and Controller of the Company since August 1989 and has been a director of the Company since June 1993. From 1969 to 1989, Mr. Mason served in various financial management capacities with several companies, including Arthur Andersen LLP and Carlson Companies, Inc. Mr. Mason is a certified public accountant.

     TRACY J. CLEMENT has been Executive Vice President and a director of the Company since 1988. Prior to 1988, Mr. Clement was a shareholder and manager of several farm equipment and agricultural businesses with his father, Conrad D. Clement. Mr. Clement is also an officer and shareholder of Featherlite Credit. See "Certain Transactions."

     THOMAS J. WINKEL, a director of the Company since August 1994, has been a financial and management consultant and private investor since January 1, 1994. From 1990 to 1994, Mr. Winkel was Chairman, President and Chief Executive Officer of Road Rescue, Inc., a manufacturer of emergency response vehicles. From 1967 to 1990, Mr. Winkel served in various professional capacities with Arthur Andersen LLP, the last five years as Managing Partner of its St. Paul office. Mr. Winkel also serves as a director of Marten Transport, LTD.

     KENNETH D. LARSON, a director of the Company since August 1994, joined Polaris Industries in September 1988 as Executive Vice President/Operating Officer and was named President and Chief Operating Officer in July 1989. Mr. Larson retired from Polaris in September 1998. Mr. Larson is a director and chairman of Restaurant Technologies, Inc., a private company, and also, a director of Digital Angel Corporation, a public company where he serves on both the audit and compensation committees.

     TERRY E. BRANSTAD, a director of the Company since 1999, served as governor of the State of Iowa from 1982 to 1999. Governor Branstad is an attorney-at-law and also currently serves as a director of Mid American Energy Holdings Company and a number of other private companies and organizations. Mr. Branstad is also a financial advisor with Robert W. Baird & Co., Incorporated and a partner in Kaufman, Pattie, Branstad Public Policy Consulting Group.

     CHARLES A. ELLIOTT, a director of the Company since 2000, joined Crenlo, Inc., a manufacturer of cabs and ROPS for agricultural and construction equipment, in 1951 and was named President, Chief Executive Officer and Chairman in 1985, a position held until October 1999 when the Company was sold. Mr. Elliott currently serves as an advisory board member and trustee for several private companies and organizations.

DIRECTORS' FEES

     Directors who are not employees of the Company are compensated at the rate of $4,000 for each quarterly Board meeting attended, including two committee meetings per year, $2,000 for each special Board meeting as required, plus $1,000 per quarter. The Directors agreed to reduce these fees by 30 percent during the fourth quarter of 2001 and the first quarter of 2002 as part of the Company's overall cost reduction program. In addition, pursuant to the Company's 1994 Stock Option Plan, as amended, non-employee directors will receive automatic grants of nonqualified stock options to purchase 3,000 shares upon their initial election to the Board and upon their re-election by the shareholders. The exercise price shall be 100% of the Common Stock's current fair market value as of the date of grant. Each nonqualified stock option granted to non-employee directors shall be immediately exercisable and shall expire five (5) years after the date of grant. As of May 18, 2001, the date of the 2001 Annual Meeting, Messrs. Thomas J. Winkel, Charles A. Elliott, Kenneth
D. Larson and Terry E. Branstad each received an option for the purchase of 3,000 shares at an exercise price of $1.85 per share.

COMMITTEE AND BOARD MEETINGS

     The Company's Board of Directors has two standing Committees, the Audit Committee and the Compensation Committee. The Audit Committee, whose members during fiscal 2001 were Messrs. Winkel, Elliott, Branstad and Larson, is responsible for reviewing the Company's internal audit procedures, the quarterly and annual financial statements of the Company and, with the Company's independent public accountants, the results of the annual audit. The Audit Committee met twice during fiscal 2001. The Compensation Committee, whose members during fiscal 2001 were Messrs. Elliott, Winkel, Larson and Branstad, recommends compensation of officers of the Company. The Compensation Committee met twice during fiscal year 2001. The Board does not have a nominating committee.

     During fiscal 2001, the Board held four regular meetings and eleven special meetings. Each director attended 75% or more of the total number of meetings of the Board and of Committees of which he was a member.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of the Company's four outside directors and acts under a written charter adopted and approved by the Board of Directors in November 1999 and amended March 2000. A copy of the amended charter was attached to the Proxy Statement for the Company's 2001 Annual Meeting. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the National Association of Securities Dealers, Inc. ("NASD").

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2001.

     The Audit Committee reviewed with the Company's independent public accountant, who is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters that are required to be discussed with the Audit Committee under generally accepted auditing standards and by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended. In addition, the Audit Committee has received from the independent public accountant the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent public accountant the accountant's independence from management and the Company, including a consideration of the compatibility of non-audit services with their independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE

                                        Thomas J. Winkel, Chairman
                                        Terry E. Branstad
                                        Charles A. Elliott
                                        Kenneth D. Larson

                              CERTAIN TRANSACTIONS

     Featherlite Credit Corporation ("Featherlite Credit"), which provides retail financing to customers of the Company's dealers, is wholly-owned by the following officers, directors and shareholders of the Company: Conrad D. Clement (40%), Tracy J. Clement (25%), Larry D. Clement (25%), and Eric P. Clement (10%).

     Featherlite Credit leases trailers and coaches to outside parties under operating leases with terms varying from three to six years. It buys trailers and coaches from Featherlite dealers and in some cases, directly from the Company at normal selling prices and pays for the trailers at the time the lease is signed. Aggregate trailer sales of $571,000 were made by the Company to Featherlite Credit in 2001. Featherlite Credit was not indebted to the Company for transactions related to such sales at December 31, 2001.

     Clement Auto and Truck, Inc. ("CATI"), which is wholly-owned by Larry D. Clement, is an authorized FEATHERLITE(R) dealer located in Fort Dodge, Iowa. Sales to CATI were $1.1 million in 2001. All such sales were on terms and conditions comparable to those available to other Company dealers. CATI was indebted to the Company in the amount of $32,057 for transactions related to such sales at December 31, 2001.

     Valley Trailer Sales ("Valley"), which is 65 percent owned by Conrad D. Clement and Tracy J. Clement is a FEATHERLITE(R) dealer located in Waterloo, Iowa. Sales to Valley were $1.1 million in 2001. All such sales were on terms and conditions comparable to those available to other Company dealers. Valley was indebted to the Company in the amount of $64,039 for transactions related to such sales at December 31, 2001.

     In July 1999, the Company renewed for another five years a lease agreement with Conrad D. Clement, Tracy J. Clement and Eric P. Clement, each equal owners of a loader. Aggregate payments under this lease will total $118,500 over the lease term. In addition, the Company insures the loader and pays all ordinary maintenance and expenses related to the loader. In 2001, payments under this lease totaled $21,736. This lease is as favorable as could be obtained with independent third parties.

     In June and October 2000, the Company entered into agreements with Clement Properties, LLC, an entity equally owned by Conrad D. Clement, Tracy J. Clement and Eric P. Clement, to lease a total of six forklifts for a term of four years.

Aggregate payments under these leases will total $240,200 during their terms. In addition, the Company insures the forklifts and pays all ordinary maintenance and operating expenses related to the equipment. In 2001, rental payments totaled $60,076. This lease is as favorable as could be obtained with independent third parties.

     From time to time the Company leases aircraft owned by Larry D. Clement. Payments for leased aircraft totaled $49,000 in 2001, $20,000 in 2000 and $77,000 in 1999.

     In 2001, the Company agreed to pay $302,000 to Clement Properties, Inc., an entity owned by Conrad D. Clement, Tracy J. Clement and Eric P. Clement, for costs related to the acquisition and development of land for a sales and service center in Statesville, North Carolina. The Company decided not to lease this property and agreed to pay Clement Properties this amount to be released from this obligation. This amount will be paid in equal monthly installments, without interest, over a three-year period beginning in 2002. Clement Properties released the Company from any liabilities related to this project.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During fiscal 2001, the Compensation Committee of the Board of Directors of the Company was composed of directors Thomas J. Winkel, Charles A. Elliott, Kenneth D. Larson and Terry E. Branstad. None of the members of the Committee is or ever has been an employee or an officer of the Company and none is affiliated with any entity (other than the Company) with which an executive officer of the Company is affiliated.

     COMPENSATION PLAN. The executive compensation plan adopted by the Compensation Committee is comprised of base salaries, annual performance bonuses, long-term incentive compensation in the form of stock options, and various benefits in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

     The Compensation Committee adopted an approach of paying annual base salaries which are on the moderate side of being competitive in its industry, taking into account particular positive and negative aspects of the Company's location in rural Iowa, and of awarding performance bonuses in cash based on achievement of specific annual goals. The goals are established annually by the Compensation Committee. Options are currently being determined on an individual basis.

     Generally, if the Company achieves its earnings per share goal and also one or more of its sales, income before taxes and return on assets objectives for the year, each executive officer will accrue a bonus that is equal to 65 percent of the officer's base pay (85 percent for the chief executive officer (CEO)). If the Company's performance achieves the earnings per share goal and is no more than 10 percent below its other objectives, each officer will accrue a bonus equal to 32.5 percent of base pay (42.5 percent for CEO). If the performance is 100 percent of each objective, each officer accrues a bonus of 65 percent of base pay (85 percent for CEO). If the Company's performance is 110 percent or more of each objective, each officer may accrue a bonus of up to 78 percent of base pay (102 percent for CEO). Bonuses are prorated for Company performance that falls between these achievement percentages. Each of the objectives other than earnings per share is weighted as a percentage of the total and may be achieved on a stand-alone basis. The earnings per share goal must be achieved for any bonus to be earned regardless of the achievement of the other goals. Bonuses are paid in the calendar year following the year in which they are earned by the officers.

     In 2001, the Company did not achieve its earnings per share goal and, therefore, no bonuses were earned by any of the executive officers.

     COMPENSATION IN 2001 AND 2002. In 2001, the Compensation Committee increased the annual based salaries of officers by 2 percent. However, during the fourth quarter of 2001 and first quarter of 2002, these salaries were temporarily reduced by 10 to 20 percent as part of an overall cost reduction program during this period. For 2002, base annual salaries for executive officers named in the compensation table below, except for Conrad D. Clement, are as follows: Tracy J. Clement - $226,440; Jeffery A. Mason - $149,940; Gary
H. Ihrke - $149,940; and Eric P. Clement - $135,660. Compensation actually paid in 2002 will be less than these amounts due to the temporary salary reductions in the first quarter of 2002, as discussed above.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Conrad D. Clement served as the Company's Chief Executive Officer in 2001. His compensation annual base compensation in 2001 was $356,000; however, Mr. Clement's salary was reduced by 20 percent in the fourth quarter of 2001 and the first quarter of 2002 as part of an overall cost reduction program. He earned no bonus under the compensation plan in 2001. For 2002, the Compensation Committee has restablished an annual base salary of $356,000 for Mr. Clement beginning in the second quarter of 2002 and he is eligible for a cash bonus of up to 85 percent of base salary (102 percent if 110 percent of all defined performance objectives are achieved) on the same basis as other officers as described above.

                                  Members of the Compensation Committee
                                        Kenneth D. Larson (Chair)
                                        Thomas J. Winkel
                                        Terry E. Branstad
                                        Charles A. Elliott


SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to the Company's other executive officers whose salary and bonus for fiscal 2001 exceeded $100,000:

-----------------------------------------------------------------------------------------------------------------
                                                                                      Long Term
                                                       Annual Compensation           Compensation
-----------------------------------------------------------------------------------------------------------------
                                                                                      Securities
                                                                                      Underlying      All Other
          Name and               Fiscal                                                Options/        Compen-
     Principal Position           Year        Salary($)      Bonus($)     Other(1)      SARs(#)       sation($)
     ------------------           ----        ---------      --------     --------      -------       ---------
-----------------------------------------------------------------------------------------------------------------
Conrad D. Clement,                2001        331,808          -0-         1,517         30,000         10,500(2)
President and Chief               2000        345,500          -0-         7,969           -0-          10,500
Executive Officer                 1999        345,346          -0-         1,894           -0-          10,000
-----------------------------------------------------------------------------------------------------------------
Tracy J. Clement, Executive       2001        207,231          -0-           253         30,000         10,500(2)
Vice President                    2000        211,500          -0-           253           -0-          10,500
                                  1999        211,615          -0-         7,740           -0-          10,000
-----------------------------------------------------------------------------------------------------------------
Jeffery A. Mason,                 2001        135,523          -0-         4,492         40,000          8,650(2)
Chief Financial Officer           2000        138,180          -0-         5,757           -0-           8,820
                                  1999        136,731          -0-         4,576           -0-          10,000
-----------------------------------------------------------------------------------------------------------------
Gary H. Ihrke,                    2001        135,523          -0-           253         40,000          8,650(2)
Vice President of                 2000        138,180          -0-           253           -0-           8,820
Operations & Secretary            1999        136,731          -0-           178           -0-          10,000
=================================================================================================================
Eric P. Clement,                  2001        125,068          -0-         7,297         30,000          7,983(2)
Vice President of Sales           2000        125,020          -0-         8,784           -0-           7,980
                                  1999        122,989          -0-         5,600           -0-           8,784
-----------------------------------------------------------------------------------------------------------------

(1)  Related to automobiles and other fringe benefits.
(2)  Company contribution to 401(k) Plan.

OPTION/SAR GRANTS DURING 2001 FISCAL YEAR

     The following table provides information related to option/SAR grants to the named executive officers during fiscal year 2001

                                              Individual Grants
                ------------------------------------------------------------------------------------------
                                                                               Potential Realizable Value
                                    Percent of Total   Exercise                At Assumed Annual Rates of
                       Options/     Options/SARs       or                     Stock Price Appreciation for
                         SARs       Granted to         Base                           Option Term
                       Granted      Employees In       Price     Expiration   ----------------------------
Name                      #         Fiscal Year        ($/Sh)       Date          5%($)           10%($)
----                   -------      -----------        ------       ----          -----           ------
Conrad D. Clement       30,000          8.0%           2.81875      2/19/06      $ 23,363        $ 51,626
Tracy J. Clement        30,000          8.0%           2.81875      2/19/06        23,363          51,626
Jeffery A. Mason        40,000         10.6%           2.5625       2/19/11        64,462         163,359
Gary H. Ihrke           40,000         10.6%           2.5625       2/19/11        64,462         163,359
Eric P. Clement         30,000          8.0%           2.5625       2/19/11        48,346         122,519


OPTION/SAR EXERCISES DURING 2001 FISCAL YEAR AND FISCAL YEAR END OPTION/SAR
VALUES

     The following table provides information related to options exercised by the named executive officers during the 2001 fiscal year and the number and value of options held at fiscal year end.

                                                                                            Value of
                                                                   Number of               Unexercised
                                                                  Unexercised              In-the-Money
                                                                Options/SARs at          Options/SARs at
                          Shares                                   FY-End(#)               FY-End($)(1)
                       Acquired on             Value             Exercisable/              Exercisable/
Name                   Exercise(#)         Realized($)          Unexercisable             Unexercisable
----                   -----------         -----------          -------------             -------------
Conrad D. Clement         -0-                  -0-              47,500/32,500                 $0/0
Tracy J. Clement          -0-                  -0-              27,500/27,500                 $0/0
Jeffery A. Mason          -0-                  -0-             119,600/32,400                 $0/0
Gary H. Ihrke             -0-                  -0-             119,600/32,400                 $0/0
Eric P. Clement           -0-                  -0-              17,100/24,900                 $0/0

(1) Based on the difference between $1.03 (the closing price of the Company's Common Stock on December 31, 2001 as reported by Nasdaq) and the option exercise price.

STOCK PERFORMANCE CHART

     The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P 500 Index and an index of peer companies selected by the Company (the "Peer Group Index"). The comparison assumes $100 was invested on September 28, 1994 (the date the Company's Common Stock began trading) in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends

                               [PLOT POINTS CHART]


                 Featherlite    Peer Group Index    S&P 500 Index
09/28/94              100.00              100.00           100.00
12/31/94              162.50              121.77            98.80
12/31/95               93.75              107.83           132.51
12/31/96              102.08              152.53           159.35
12/31/97              131.25              137.00           205.53
12/31/98               95.83              158.29           264.44
12/31/99               93.75              182.56           316.08
12/31/00               25.52              204.16           284.03
12/31/01               17.17              291.90           246.98

     The Peer Group Index includes the following companies: Arctco, Inc., Harley Davidson, Inc., Miller Industries, Inc., Polaris Industries, Inc., Spartan Motors, Inc., Dorsey Trailers, Inc. and Wabash National Corp.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as the Company's independent public accountant for the fiscal year ended December 31, 2001 and 2000. The Company is in the process of evaluating whether or not to continue this relationship with Arthur Andersen for the year 2002. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     AUDIT FEES. The estimated aggregate fees billed by Arthur Andersen LLP for professional services rendered in connection with the audit of the Company's annual financial statements for fiscal 2001, reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2001 and affiliate work are $120,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during 2001.

     ALL OTHER FEES. The aggregate fees billed by Arthur Andersen LLP for all other services rendered to the Company during fiscal 2001, including fees for tax-related services, and employee benefit plan audits were $86,800.

        The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Arthur Andersen LLP's independence and believes there is no conflict of interest.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2001 all
Section 16(a) filing requirements applicable to Insiders were complied with, except that Thomas Winkel was late filing one form reporting one transaction.

                              SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2003 Annual Meeting must be received by the Company at its offices by December 31, 2002 to be considered for inclusion in the Company's proxy statement and related proxy for the 2003 Annual Meeting.

     Also, if a shareholder proposal intended to be presented at the 2003 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 16, 2003, then management named in the Company's proxy form for the 2003 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting without including information about the proposal in the Company's proxy materials.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO CHIEF FINANCIAL OFFICER, FEATHERLITE, INC., HIGHWAYS 63 AND 9, BOX 320, CRESCO, IOWA 52136.

Dated: April 30, 2002
       Cresco, Iowa

                               FEATHERLITE, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Conrad D. Clement and Tracy J. Clement, or either of them acting alone, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Featherlite, Inc. registered in the name of the undersigned, at the Annual Meeting of the Shareholders to be held on Friday, June 7, 2002 at 9:00 a.m. Central Daylight Time, at the Cresco Country Club, 22006 115th Street, Cresco, Iowa, and at all adjournments of such meeting. The undersigned hereby revokes all proxies previously granted with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.







               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED




                        FEATHERLITE, INC. ANNUAL MEETING
 The Board of Directors recommends that you vote "FOR" the following proposals:

1.  SET NUMBER OF DIRECTORS AT SEVEN:                                                [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

2.  ELECTION OF      1-CONRAD D. CLEMENT   2-JEFFERY A. MASON   3-TRACY J. CLEMENT   [ ] FOR all nominees    [ ] WITHHOLD AUTHORITY
    DIRECTORS:       4-THOMAS J. WINKEL    5-KENNETH D. LARSON  6-TERRY E. BRANSTAD      listed to the           to vote for all
                     7-CHARLES A. ELLIOTT                                                left (except as         nominees listed to
                                                                                         specified below).       the left.

                                                                                      ____________________________________________
(Instructions: To withhold authority to vote for any individual nominee, write the   |                                            |
number(s) of the nominee(s) in the box provided to the right.)                       |____________________________________________|


3.  OTHER MATTERS: In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

Check appropriate box                              Date ____________________________               NO. OF SHARES
Indicate changes below:
Address Change?           [ ]  Name Change?   [ ]



                                                                                      ____________________________________________
                                                                                     |                                            |
                                                                                     |                                            |
                                                                                     |____________________________________________|

                                                                                     SIGNATURE(S) IN BOX

                                                                                     PLEASE DATE AND SIGN ABOVE exactly as name
                                                                                     appears at the left, indicating, where
                                                                                     appropriate, official position or
                                                                                     representative capacity. If stock is held in
                                                                                     joint tenancy, each joint owner should sign.